Exhibit 5.2
CONSENT OF FELESKY FLYNN LLP
June 17, 2010
          Reference is made to the Registration Statement on Form F-10 and the amendments thereto (the “Form F-10”) of Precision Drilling Corporation (the “Corporation”) to be filed with the United States Securities and Exchange Commission (the “SEC”) on June 17, 2010 under the United States Securities Exchange Act of 1933, as amended (the “Securities Act”).
          We hereby consent to the reference to our name contained under the headings “Experts” and “Certain Canadian Federal Income Tax Considerations” in the management information circular (the “Circular”) of Precision Drilling Trust dated April 7, 2010, furnished to the SEC on April 15, 2010 on Form 6-K, which Circular is incorporated by reference in the Form F-10, and to the incorporation by reference in the Form F-10 of our opinion referred under the heading “Certain Canadian Federal Income Tax Considerations” in the Circular.
          In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

Felesky Flynn LLP

5000 Suncor Energy Centre, 150 – 6 Avenue SW
Calgary Alberta Canada T2P 3Y7
Telephone: (403) 260 3300   •   Fax: (403) 263 9649   •   www.felesky.com
*Denotes Professional Corporation